                                                                   EXHIBIT 10.39

                           COMMERCIAL INTERTECH CORP.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                               FOR PAUL J. POWERS
               (As Amended and Restated Effective January 1, 1996)

                                    ARTICLE I
                         ESTABLISHMENT AND CONSTRUCTION


1.1 ESTABLISHMENT. Commercial Intertech Corp. (the "Company") established, effective as of January 1, 1995, an unfunded deferred compensation plan on behalf of Paul J. Powers to be provided to supplement the Pension Plan for Salaried Employees of Commercial Intertech Corp. ("Pension Plan"). This document amends and restates the provisions of such plan effective January 1, 1996 and shall be known as the "Commercial Intertech Corp. Nonqualified Deferred Compensation Plan for Paul J. Powers" (the "Plan").

1.2 PURPOSE. The Company maintains the Pension Plan which is intended to meet the requirements of a "qualified" retirement plan under Section 401(a) of the Internal Revenue Code. The Pension Plan contains certain restrictions that sometimes result in a diminution of benefits available to certain highly compensated employees or preclude payment of a full benefit without twenty-five (25) years of service. This Plan is established to replace benefits lost under specified circumstances due to this diminution and preclusion or upon a Change of Control. Also, this Plan is intended to be an unfunded deferred compensation plan for a member of a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

2.1 DEFINITIONS. The following terms shall have the meaning stated below unless the context clearly indicates otherwise.

         (a)      "COMPENSATION COMMITTEE" means the Committee described in
                  section 4.1 of this Plan, which has been delegated the authority to administer this Plan.

         (b) "MONTHLY PAY" means one-twelfth (1/12) of a Participant's Compensation, as defined in the Pension Plan, received from the Company and any Subsidiary, determined without regard to the limitations of Section 401(a)(17) of the Code. If the Participant separates from service at or after attainment of age sixty-two (62) or dies as an active employee of the Company or Subsidiary, a Participant's Compensation shall also include annual bonuses paid under the target award programs ("SEIP" and "SMTIP"). However, a Participant's Compensation shall not include the premium under the stock payout option of the target award programs.

         (c)      "PARTICIPANT" means Paul J. Powers.

         (d)      "YEARS OF CREDITED SERVICE" means
                  (i) with respect to separation from service, or death while in active employment, with the Company or a Subsidiary at or after attainment of age sixty-two
                           (62), twenty-five (25) years;

                  (ii) with respect to separation from service with the Company or a Subsidiary prior to attainment of age sixty-two (62), his Credited Service under the Pension Plan; or

                   (iii) with respect to death while in active employment with the Company or a Subsidiary prior to age sixty-two
                           (62), his Years of Credited Service determined as if he had separated from service at age sixty-two (62) (as if the amount determined in (i) above were based on attainment of age sixty-two (62)) reduced by the number of years and fractional years (1/12th for each complete calendar month) by which his actual date of death precedes the date as of which he would have attained age sixty-two (62).

                  Years of Credited Service shall not be affected by a Participant performing services for Cuno Incorporated prior to separation from service with the Company or a Subsidiary.

         Unless the context clearly indicates otherwise, terms not defined in this document shall have the meaning specified in the Pension Plan (if defined therein). Where the defined meaning is intended, the term is capitalized.

2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders; the plural shall include the singular and the singular shall include the plural.

2.3 EMPLOYMENT RIGHTS. Establishment of the Plan shall not be construed to give the Participant the right to be retained by the Company or any Subsidiary or to any benefits not specifically provided by the Plan.

2.4 SEVERABILITY. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

2.5 APPLICABLE LAW. This Plan is fully exempt from Titles II, III and IV of ERISA. The Plan shall be governed and construed in accordance with Title I of ERISA and the laws of the State of Ohio.

                                   ARTICLE III
                                    BENEFITS

3.1 AMOUNT OF RETIREMENT BENEFITS. Except as provided in Section 3.2, benefits will commence to a Participant, at the election of the Participant as provided in Section 3.3, in amounts hereinafter described.

         (a) COMMENCEMENT OF BENEFITS ON AND AFTER ATTAINMENT OF AGE SIXTY-TWO (62). Benefits under the Plan become payable to the Participant on or after the date he attains age sixty-two
                  (62). The monthly benefit calculated in the form of a single life annuity under the Plan to the Participant shall be equal to (1) minus (2) where -

                  (1) is two percent (2%) of the average of the Participant's Monthly Pay during the highest three
                           (3) years during the ten (10) year period immediately preceding his Normal Retirement Date, or if earlier, his separation from service date, times his Years of Credited Service (not to exceed twenty-five (25) years);

                  (2) is the sum of the monthly benefit which would be payable under the Pension Plan had such benefit commenced on the same date and been paid in the form of a single life annuity to the Participant, and fifty percent (50%) of the Participant's primary Social Security Retirement Benefit estimated to be payable as of such date.

         (b)      COMMENCEMENT OF BENEFITS PRIOR TO ATTAINMENT OF AGE SIXTY-TWO
                  (62). If benefits under the Plan become payable to the Participant prior to his attainment of age sixty-two (62), the monthly benefit payable in the form of a single life annuity under the Plan to the Participant shall be equal to (1) minus
                  (2) where -

                  (1) is the amount determined in 3.1(a)(1) reduced three-tenths of one percent (3/10 of 1%) for each complete calendar month by which the date of commencement precedes the date as of which the Participant attains sixty-two (62); and

                  (2) is the sum of the monthly benefit which would be payable, if any, under the Pension Plan had such benefit commenced on the same date and been paid in the form of a single life annuity to the Participant, and fifty percent (50%) of the Participant's primary Social Security Benefit estimated to be payable at the later of actual retirement or his attainment of age sixty-two (62), reduced by three-tenths of one percent (3/10 of 1%) for each complete calendar month by which the date of commencement precedes the date as of which the Participant attains age sixty-two
                           (62).

3.2 DISABILITY BENEFITS. If a Participant's employment terminates at any time by reason of a disability, the benefit payable under this Plan, calculated under Section 3.1, shall be reduced by:

         (a) any monthly disability benefits paid to the Participant pursuant to a long-term disability plan maintained by the Company or any Subsidiary and any monthly

                  (or equivalent) wage replacement amounts paid to the Participant pursuant to Worker's Compensation laws; and

         (b) if the Participant receives disability benefits under Social Security, fifty percent (50%) of the excess of such monthly disability benefit over the Participant's primary Social Security Retirement Benefit used in Sections 3.1(a)(2) or 3.1(b)(2), as adjusted.

         The existence of a disability shall be determined by the Compensation Committee in its sole discretion. Such determination shall be based upon such criteria and medical evidence as the Compensation Committee deems appropriate. Benefits to a Participant whose employment terminates by reason of a disability shall begin on the first day of the month following the Compensation Committee's declaration that the Participant is disabled. The benefits payable to a disabled Participant shall not be reduced to reflect the early starting date thereof.

3.3      FORM AND COMMENCEMENT OF RETIREMENT BENEFITS

         (a) FORM. Benefits payable under this Plan shall be paid in the same manner as benefits payable under the Pension Plan. However, in the sole discretion of the Participant, any benefit due to the Participant under the Plan may be paid in any of the forms of benefit payments available to the Participant under the Pension Plan. Each alternate form of payment shall be the Actuarial Equivalent of a single life annuity. Additionally, a Participant may elect to have a benefit due under the Plan paid in a single lump sum payment, provided notice thereof is received by the Compensation Committee at least six months prior to the Participant's separation from service with the Company. The lump sum shall be the present value of the annuity calculated under this Plan using the basis defined below that produces the largest lump sum amount:

                  (1) the UP-1984 mortality table and the PBGC interest rate used for purposes of determining present value of a lump sum distribution on plan termination as in effect on the date of the Participant's retirement, or

                  (2) the UP-1984 mortality table and the PBGC interest rate used for purposes of determining present value of a lump sum distribution on plan termination as in effect on the date six (6) months prior to the date of the Participant's retirement, or

                  (3) the 1983 GAM mortality table and the applicable interest rate promulgated by the Internal Revenue Service under Code Section 417(e)(3) for the month in which the Participant's retirement occurs, or

                  (4) the 1983 GAM mortality table and the applicable interest rate promulgated by the Internal Revenue Service under Code Section 417(e)(3) for the month which is six (6) months prior to the Participant's retirement.

         (b) COMMENCEMENT. Benefits under Section 3.1 of this Plan shall be payable to the Participant, beginning on the first day of the month coincident with or next following his separation from service with the Company or a Subsidiary.

3.4 DEATH BENEFITS. No death benefit shall be paid under this Plan except as provided in this Section.


         (a) SPOUSE'S BENEFIT. If the Participant dies before benefit payments begin under the Plan, the Spouse of such Participant at the date of his death shall be paid a monthly benefit under the Plan as calculated under Section 3.1(b), but without inclusion of the early payment reduction in Section 3.1(b)(1), and adjusted under the assumption that the Participant had commenced to receive benefits from the Plan on the day immediately prior to his date of death and had elected to receive a fifty percent (50%) joint and survivor annuity. For this purpose, the Spouse shall be entitled to make the same elections with respect to the form and commencement of this death benefit as would have been available to the Participant had he lived, provided, however, Actuarial Equivalency shall be based upon the life expectancy of the Spouse and benefit commencement dates shall be based upon the life of the Participant had he not died.

         (b) If the Participant dies before benefit payments begin under the Plan and has no Spouse, no death benefit shall be payable under this Plan.

         (c) If a Participant dies after benefit payments begin under this Plan, a death benefit shall be payable under the Plan to a Spouse of the Participant only if a death benefit is payable under the optional form of payment selected by the Participant.

3.5      CHANGE OF CONTROL.

         (a) "Change of Control" shall have the meaning as defined in the agreement providing severance compensation to the Participant upon a change in the control of the management of the Company then existing between the Company and the Participant (the "Severance Compensation Agreement"). In the event of a Change of Control, a monthly benefit shall be payable to the Participant equal to the benefit calculated in Subsection 3.1(a) above adjusted as follows:

                           (i) "Years of Credited Service", as defined in
                           Section 2.1(d), for purposes of this Section 3.5, shall mean twenty five (25) years.

                           (ii) "Monthly Pay", as defined in Section 2.1(b), for purposes of this Section 3.5, shall mean one twelfth (1/12) of a Participant's Compensation, as defined in the Pension Plan. A Participant's Compensation also shall include annual bonuses paid under the target award programs ("SEIP" and "SMTIP") received from the Company or any Subsidiary, determined without regard to the limitations of Section 401(a)(17) of the Code. A Participant's Compensation, for purposes of this
                           Section 3.5, shall not include the twenty percent (20%) premium under the stock payment option of the target award programs.

         (b) Unless the Participant elects to defer the commencement of benefits to a later date, benefits under this Section 3.5 shall be payable to the Participant, beginning on the first day of the month coincident with or next following his separation from service with the Company or a Subsidiary.

         (c) Benefits payable under this Section 3.5 shall be paid in the same manner as benefits payable under the Pension Plan. However, in the sole discretion of the Participant, any benefit due to the Participant under the Plan may be paid in any of the forms of benefit payments available to the Participant under the Pension Plan or in the form of annual installments for a specified period of years. Each alternate form of payment shall be the Actuarial Equivalent of a single life annuity. Additionally, a Participant may elect to have a benefit due under this
         Section 3.5 paid in a single lump sum payment, provided notice thereof is received by the Compensation Committee prior to separation from service. The lump sum shall be the present value of the annuity calculated under this Plan using the basis defined below that produces the largest lump sum amount:

                  (1) the UP-1984 mortality table and the PBGC interest rate used for purposes of determining present value of a lump sum distribution on plan termination as in effect on the date of the Participant's election, or

                  (2) the UP-1984 mortality table and the PBGC interest rate used for purposes of determining present value of a lump sum distribution on plan termination as in effect on the date six (6) months prior to the date of the Participant's election, or

                  (3) the 1983 GAM mortality table and the applicable interest rate promulgated by the Internal Revenue Service under Code Section 417(e)(3) for the month in which the Participant's election occurs, or

                  (4) the 1983 GAM mortality table and the applicable interest rate promulgated by the Internal Revenue Service under Code Section 417(e)(3) for the month which is six (6) months prior to the Participant's election.

         The Participant may elect any combination of form of benefits not exceeding two (2).

3.6 MINIMUM BENEFIT. Notwithstanding any other provision contained in this Plan, the monthly benefit calculated in the form of a single life annuity under the Plan, prior to the Pension plan offset, to the Participant shall not be less than forty one thousand six hundred and sixty seven dollars ($41,667) per month.

3.7 EARLY DISTRIBUTION. Notwithstanding any other provision contained in this Plan, the Company shall make distributions to the Participant before such distributions otherwise are payable under this Plan if it determines upon the advice of counsel, based on a change in the Code, a published ruling or similar announcement issued by the Internal Revenue Service ("IRS"), a regulation issued by the Secretary of the Treasury or his delegate, a decision of a court of competent jurisdiction involving the Participant or a closing agreement involving the Participant that is approved by the IRS, that the Participant has recognized or will recognize income for federal income tax consequences with respect to amounts that are or will be distributable to him.

                                   ARTICLE IV
                               GENERAL PROVISIONS

4.1 ADMINISTRATION. This Plan shall be administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to this Plan as the plan administrator under the Pension Plan has under such Pension Plan.

4.2 FINALITY OF DETERMINATION. Except with respect to questions arising from benefits payable upon a Change of Control, the determination of the Compensation Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons.

4.3 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

4.4 INDEMNIFICATION AND EXCULPATION. The members of the Compensation Committee, its agents and officers, directors and employees of the Company and the Subsidiaries shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.

4.5 FUNDING. While all benefits payable under the Plan constitute general corporate obligations, the Company shall establish a separate irrevocable grantor trust for the benefit of the Participant, which trust shall be subject to the claims of the general creditors of the Company in the event of such corporation's insolvency, to be used as a reserve for the discharge of the Company's obligations under the Plan to such Participant. The Company shall contribute to such trust an amount sufficient to fund the aggregate present value of all liabilities potentially owed to the Participant under this Plan and such funding shall occur no later than the date on which a Change of Control occurs. Any payments made to the Participant under the separate trust for his benefit shall reduce dollar for dollar the amount payable to the Participant from the general assets of the Company. The amounts payable under the Plan shall be reflected on the accounting records of the Company but shall not be construed to create or require the creation of a trust, custodial or escrow account, except as described above in this section. No Participant (or Spouse of the Participant) shall have any right, title or interest whatever in or to any investment reserves, accounts, or funds that the Company or Subsidiary may purchase, establish or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company or any Subsidiary and the Participant or any other person, except as described above in this section. Neither the Participant nor his Spouse shall acquire any interest greater than that of an unsecured creditor.

4.6 CORPORATE ACTION. Any action required of or permitted by the Company or any Subsidiary under this Plan shall be by resolution of its Board of Directors or any person or persons authorized by resolution of such Board of Directors.

4.7 INTERESTS NOT TRANSFERABLE. The interests of the Participant and his Spouse under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.

4.8 EFFECT ON OTHER BENEFIT PLANS. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of the Pension Plan maintained by the Company or any Subsidiary. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

4.9 TAX LIABILITY. The Company or Subsidiary may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as such employer may reasonably estimate to be necessary to cover any taxes for which the Company or Subsidiary may be liable and which may be assessed with regard to such payment.

4.10 LEGAL FEES AND EXPENSES. The Company shall pay all legal fees and expenses which the Participant may incur as a result of the Company's or any Subsidiary's contesting the validity, enforceability or the Participant's interpretation of, or determinations under, this Plan.

4.11 SUCCESSORS AND ASSIGNS. This Plan and all of the obligations hereunder shall be binding on the successors and assigns of the Company.

                                    ARTICLE V
                            AMENDMENT AND TERMINATION

The Company by action of this Board of Directors reserves the right to amend this Plan from time to time or to terminate the Plan at any time, but without the written consent of the Participant, no such action may reduce or relieve the Company or any Subsidiary of any obligation with respect to any benefit accrued under the Plan by such Participant as of the date of such amendment or termination.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on this 25 day of September, 1996.

                                     COMMERCIAL INTERTECH CORP.
                                     By:     /s/ J. Patrick Downey
                                     Name:    J. Patrick Downey
                                     Title:  Vice President and Assistant
                                               Secretary